                                    Exhibit 99.1

Contact
Black Box Corporation
Timothy C. Huffmyer
Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS SECOND QUARTER OF FISCAL 2016 RESULTS
PITTSBURGH, PENNSYLVANIA, October 27, 2015 - Black Box Corporation (NASDAQ:BBOX), a leading technology solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure, today reported results for the second quarter of Fiscal 2016 and six-month period ended September 26, 2015.
2Q16 Results

•	Revenues were $236.8 million, down 5% from $248.9 million for the same period last year and up 3% from $229.2 million in the sequential period.

•
Benefit from income taxes was $21.5 million (14.2% effective rate), compared to provision for income taxes of $2.6 million (45.2% effective rate) for the same period last year and $2.1 million (73.3% effective rate) in the sequential period. The decrease in the effective tax rate is due to $95.7 million of non-deductible goodwill impairment loss.

•
Net loss was $129.8 million, which included $157.3 million ($133.4 million net of tax) of goodwill impairment loss which is discussed in the Form 8-K furnishing this release, compared to net income of $3.2 million for the same period last year and $0.8 million in the sequential period.

•	Diluted loss per share was $8.45, compared to diluted earnings per share of $0.21 for the same period last year and $0.05 in the sequential period.

•	Operating net income* was $5.7 million, consistent with $5.7 million for the same period last year and up 65% from $3.5 million in the sequential period.

•	Operating EPS* was $0.37, consistent with $0.37 for the same period last year and up 66% from $0.22 in the sequential period.

•
Cash flow used for operations was $6.5 million, compared to cash flow provided by operations of $15.0 million for the same period last year and compared to cash flow used for operations of $7.4 million in the sequential period.

•	We provided $1.7 million to our shareholders by paying dividends.

                                    Exhibit 99.1

2QYTD16 Results

•	Revenues were $466.1 million, down 6% from $494.1 million for the same period last year.

•
Benefit from income taxes was $19.4 million (13.1% effective rate), compared to provision for income taxes of $6.2 million (46.3% effective rate) for the same period last year. The decrease in the effective tax rate is due to $95.7 million of non-deductible goodwill impairment loss.

•
Net loss was $129.1 million, which included $157.3 million ($133.4 million net of tax) of goodwill impairment loss which is discussed in the Form 8-K furnishing this release, compared to net income of $7.1 million for the same period last year.

•	Diluted loss per share was $8.41, compared to diluted earnings per share of $0.46 for the same period last year.

•	Operating net income* was $9.2 million, down 24% from $12.1 million for the same period last year.

•	Operating EPS* was $0.60, down 23% from $0.78 for the same period last year.

•	Cash flow used for operations was $13.9 million, compared to cash flow provided by operations of $9.2 million for the same period last year.

•	We provided $5.2 million to our shareholders by repurchasing $2.0 million of common stock and paying $3.2 million in dividends.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.
Commenting on the second quarter of Fiscal 2016 results, Michael McAndrew, President and Chief Executive Officer, said, "I am pleased that our cost control efforts allowed us to come within our profit guidance for the second quarter of Fiscal 2016 despite a slight miss on the revenue line. Our top line continues to be challenged by our Federal clients’ spending levels and timing.
"With respect to our outlook, we failed to build sufficient backlog in our core commercial Services business to sustain us for the remainder of the fiscal year. This disappointing performance around sales execution in our commercial Services business is unacceptable. To date, our new sales organization has not performed as expected. However, I continue to strongly believe that our transformational efforts are correct and essential to our long-term ability to effectively compete in our markets with existing and new solutions. Until we have line of sight to improved bookings and revenues, we will manage our business to lower than originally expected revenues while maintaining appropriate levels of investments in our improvement initiatives."
Guidance
For the third quarter of Fiscal 2016, the Company is targeting:

•	Revenues in the range of $225 million to $230 million.

•	Operating earnings per share in the range of $0.35 to $0.40.
Included at the mid-point of the third quarter of Fiscal 2016 target is a negative impact to Revenues of $3 million and Operating earnings per share of $0.00, related to the projected impact of foreign currencies relative to the US dollar compared to the prior year period.
For Fiscal 2016, the Company is targeting:

•	Revenues in the range of $920 million to $930 million.

•	Operating earnings per share in the range of $1.30 to $1.40.
Included at the mid-point of the Fiscal 2016 target is a negative impact to Revenues of $12 million and Operating earnings per share of $0.02, related to the projected impact of foreign currencies relative to the US dollar compared to the prior year period.

                                    Exhibit 99.1

Included in these targets is an effective tax rate of 38.5%.These targets exclude intangible amortization, restructuring expenses and the impact of changes in the fair market value of the Company’s interest-rate swap.
Earnings Conference Call
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Time today, October 27, 2015. Michael McAndrew, President and Chief Executive Officer, will host the call. To listen only to the live webcast, access the event at http://investor.blackbox.com/events.cfm. To participate in the teleconference, dial 612-234-9959 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the audio webcast will be available at http://investor.blackbox.com/events.cfm for a limited period of time. A replay of the teleconference will be available for one week by dialing 320-365-3844 and using access code 370189.
About Black Box
Black Box is a leading technology solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 3,677 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs and other initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of the Company's government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	September 26, 2015	March 31, 2015
Assets
Cash and cash equivalents	$20.3	$23.5
Accounts receivable, net	165.1	150.6
Inventories, net	50.1	54.4
Costs/estimated earnings in excess of billings on uncompleted contracts	79.0	79.3
Other assets	27.7	35.5
Total current assets	342.2	343.3
Property, plant and equipment, net	32.9	32.2
Goodwill, net	34.4	191.2
Intangibles, net	82.9	88.1
Deferred tax asset	47.3	27.0
Other assets	4.0	4.4
Total assets	$543.7	$686.3
Liabilities
Accounts payable	$58.3	$64.5
Accrued compensation and benefits	18.6	24.8
Deferred revenue	28.7	34.9
Billings in excess of costs/estimated earnings on uncompleted contracts	18.6	16.4
Other liabilities	39.0	47.1
Total current liabilities	163.2	187.7
Long-term debt	151.3	137.3
Other liabilities	22.8	24.2
Total liabilities	$337.3	$349.1
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	501.1	498.1
Retained earnings	125.9	258.4
Accumulated other comprehensive income (loss)	(11.9)	(13.4)
Treasury stock, at cost	(408.8)	(406.0)
Total stockholders’ equity	$206.4	$337.1
Total liabilities and stockholders’ equity	$543.7	$686.3

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	2Q16	1Q16	2Q15	2QYTD16	2QYTD15
Revenues
Products	$44.3	$40.5	$44.5	$84.8	$87.8
Services	192.6	188.7	204.3	381.3	406.3
Total	236.8	229.2	248.9	466.1	494.1
Cost of sales
Products	25.5	23.7	25.9	49.2	51.2
Services	139.9	135.9	149.2	275.8	293.9
Total	165.4	159.6	175.2	325.0	345.2
Gross profit	71.4	69.7	73.7	141.1	148.9
Selling, general & administrative expenses	61.4	62.9	64.0	124.3	128.0
Goodwill impairment loss	157.3	—	—	157.3	—
Intangibles amortization	2.6	2.6	2.6	5.2	5.3
Operating income (loss)	(149.9)	4.2	7.1	(145.7)	15.6
Interest expense, net	1.1	1.4	1.0	2.4	2.2
Other expenses (income), net	0.4	(0.1)	0.2	0.4	0.1
Income (loss) before provision for income taxes	(151.4)	2.8	5.8	(148.5)	13.3
Provision (benefit) for income taxes	(21.5)	2.1	2.6	(19.4)	6.2
Net income (loss)	$(129.8)	$0.8	$3.2	$(129.1)	$7.1
Earnings (loss) per common share
Basic	$(8.45)	$0.05	$0.21	$(8.41)	$0.46
Diluted	$(8.45)	$0.05	$0.21	$(8.41)	$0.46
Weighted-average common shares outstanding
Basic	15.4	15.4	15.5	15.3	15.5
Diluted	15.4	15.5	15.5	15.3	15.5
Dividends per share	$0.11	$0.11	$0.10	$0.22	$0.20

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	2Q16	1Q16	2Q15	2QYTD16	2QYTD15
Operating Activities
Net income (loss)	$(129.8)	$0.8	$3.2	$(129.1)	$7.1
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	2.6	2.6	2.6	5.2	5.3
Depreciation	2.1	2.0	1.7	4.1	3.4
Loss (gain) on sale of property	—	—	—	—	—
Deferred taxes	(25.9)	2.7	(2.6)	(23.2)	(0.2)
Stock compensation expense	0.9	2.3	1.3	3.1	3.6
Change in fair value of interest-rate swaps	(0.1)	(0.3)	(0.3)	(0.4)	(0.5)
Goodwill impairment loss	157.3	—	—	157.3	—
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	(12.5)	(1.7)	4.6	(14.3)	(9.9)
Inventories, net	3.1	1.3	2.1	4.3	0.7
Costs/estimated earnings in excess of billings on uncompleted contracts	2.4	(2.1)	(1.0)	0.3	0.7
All other assets	4.4	7.0	(0.2)	11.4	2.6
Accounts payable	(6.8)	0.6	(7.3)	(6.2)	(2.0)
Billings in excess of costs/estimated earnings on uncompleted contracts	2.6	(0.4)	3.8	2.2	4.7
All other liabilities	(6.6)	(22.0)	7.2	(28.7)	(6.3)
Net cash provided by (used for) operating activities	$(6.5)	$(7.4)	$15.0	$(13.9)	$9.2
Investing Activities
Capital expenditures	$(2.6)	$(1.9)	$(1.6)	$(4.5)	$(3.5)
Capital disposals	0.1	—	—	0.1	—
Prior merger-related (payments)/recoveries	—	—	(0.8)	—	(0.8)
Net cash provided by (used for) investing activities	$(2.5)	$(1.9)	$(2.3)	$(4.4)	$(4.3)
Financing Activities
Proceeds (repayments) from long-term debt	$7.0	$7.0	$(9.1)	$13.9	$0.9
Proceeds (repayments) from short-term debt	4.1	2.3	1.5	6.4	2.2
Purchase of treasury stock	—	(2.8)	(2.0)	(2.8)	(5.9)
Payment of dividends	(1.7)	(1.5)	(1.6)	(3.2)	(3.0)
Increase (decrease) in cash overdrafts	(1.2)	1.2	(0.2)	—	(0.4)
Net cash provided by (used for) financing activities	$8.2	$6.1	$(11.4)	$14.3	$(6.1)
Foreign currency exchange impact on cash	$0.6	$0.1	$(0.7)	$0.7	$(1.3)
Increase/(decrease) in cash and cash equivalents	$(0.2)	$(3.0)	$0.6	$(3.2)	$(2.5)
Cash and cash equivalents at beginning of period	20.5	23.5	27.8	23.5	30.8
Cash and cash equivalents at end of period	$20.3	$20.5	$28.4	$20.3	$28.4

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, the change in fair value of the interest-rate swaps, goodwill impairment loss, each of which are non-cash charges, and restructuring expense, which is a cash charge.
A reconciliation of Net income (loss) to operating EBIT and Operating net income is presented below:

In millions and may not foot due to rounding	2Q16	1Q16	2Q15	2QYTD16	2QYTD15
Net income (loss)	$(129.8)	$0.8	$3.2	$(129.1)	$7.1
Provision (benefit) for income taxes	(21.5)	2.1	2.6	(19.4)	6.2
Effective tax rate	14.2%	73.3%	45.2%	13.1%	46.3%
Income (loss) before provision for income taxes	$(151.4)	$2.8	$5.8	$(148.5)	$13.3

Adjustments
Intangible amortization	$2.6	$2.6	$2.6	$5.2	$5.3
Change in fair value of interest-rate swaps	(0.1)	(0.3)	(0.3)	(0.4)	(0.5)
Restructuring expense	0.9	0.5	1.1	1.4	1.7
Goodwill impairment loss	157.3	—	—	157.3	—
Total pre-tax adjustments	$160.7	$2.8	$3.5	$163.5	$6.5

Operating EBIT	$9.3	$5.7	$9.3	$15.0	$19.8
Operational effective tax rate	38.5%	38.5%	39.0%	38.5%	39.0%
Operational income taxes (1)	3.6	2.2	3.6	5.8	7.7
Operating net income	$5.7	$3.5	$5.7	$9.2	$12.1
(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

                                    Exhibit 99.1

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	2Q16	1Q16	2Q15	2QYTD16	2QYTD15
Diluted EPS	$(8.45)	$0.05	$0.21	$(8.41)	$0.46
EPS impact *	8.82	0.17	0.16	9.01	0.32
Operating EPS	$0.37	$0.22	$0.37	$0.60	$0.78
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Revenues excluding foreign currency
Management is presented with and reviews revenues which exclude foreign currency and enable an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	2Q16	2Q15	% Change
Revenues	$236.8	$248.9	(5)%
Foreign currency impact - North America Products	0.2	—
Foreign currency impact - North America Services	0.6	—
Foreign currency impact - International Products	3.2	—
Foreign currency impact - International Services	0.8	—
Revenues (excluding foreign currency)	$241.6	$248.9	(3)%
Information on quarterly revenues excluding foreign currency compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	2Q16	1Q16	% Change
Revenues	$236.8	$229.2	3%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	0.2	—
Foreign currency impact - International Products	—	—
Foreign currency impact - International Services	—	—
Revenues (excluding foreign currency)	$237.1	$229.2	3%
Information on year-to-date revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	2QYTD16	2QYTD15	% Change
Revenues	$466.1	$494.1	(6)%
Foreign currency impact - North America Products	0.3	—
Foreign currency impact - North America Services	1.1	—
Foreign currency impact - International Products	6.8	—
Foreign currency impact - International Services	1.9	—
Revenues (excluding foreign currency)	$476.1	$494.1	(4)%

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, goodwill impairment loss and restructuring expense.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	2Q16		1Q16		2Q15		2QYTD16		2QYTD15
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$24.3		$20.8		$23.2		$45.2		$42.9
International Products	19.9		19.7		21.4		39.6		44.9
Total Products	$44.3		$40.5		$44.5		$84.8		$87.8
North America Services	$185.5		$182.0		$197.5		$367.5		$391.8
International Services	7.1		6.7		6.8		13.8		14.5
Total Services	$192.6		$188.7		$204.3		$381.3		$406.3
Total	$236.8		$229.2		$248.9		$466.1		$494.1
Gross profit
North America Products	$10.9	44.8%	$8.9	42.6%	$9.7	41.8%	$19.8	43.8%	$17.6	41.1%
International Products	7.9	39.6%	7.9	40.4%	8.9	41.7%	15.8	40.0%	18.9	42.1%
Total Products	$18.8	42.4%	$16.8	41.5%	$18.6	41.8%	$35.6	42.0%	$36.6	41.6%
North America Services	$51.0	27.5%	$51.1	28.1%	$53.5	27.1%	$102.1	27.8%	$108.7	27.7%
International Services	1.6	22.5%	1.7	25.5%	1.6	24.1%	3.3	24.0%	3.7	25.5%
Total Services	$52.6	27.3%	$52.8	28.0%	$55.1	27.0%	$105.4	27.7%	$112.4	27.7%
Total	$71.4	30.1%	$69.7	30.4%	$73.7	29.6%	$141.1	30.3%	$148.9	30.1%
Operating income (loss)
North America Products	$(22.9)	(94.1)%	$1.0	4.7%	$1.9	8.0%	$(21.9)	(48.5)%	$2.1	4.9%
International Products	(5.1)	(25.6)%	0.3	1.6%	(0.3)	(1.2)%	(4.8)	(12.1)%	0.1	0.1%
Total Products	$(28.0)	(63.2)%	$1.3	3.2%	$1.6	3.6%	$(26.7)	(31.5)%	$2.1	2.4%
North America Services	$(114.9)	(62.0)%	$2.4	1.3%	$5.4	2.7%	$(112.6)	(30.6)%	$12.9	3.3%
International Services	(6.9)	(97.4)%	0.5	7.3%	—	0.6%	(6.4)	(46.5)%	0.6	4.2%
Total Services	$(121.9)	(63.3)%	$2.8	1.5%	$5.4	2.7%	$(119.0)	(31.2)%	$13.5	3.3%
Total	$(149.9)	(63.3)%	$4.2	1.8%	$7.1	2.8%	$(145.7)	(31.3)%	$15.6	3.2%
Adjustments
North America Products	$25.2		$—		$—		$25.2		$0.1
International Products	5.8		0.1		0.3		5.9		0.4
Total Products	$31.0		$0.1		$0.3		$31.1		$0.5
North America Services	$122.6		$3.0		$3.3		$125.6		$6.4
International Services	7.2		—		0.2		7.3		0.2
Total Services	$129.8		$3.0		$3.5		$132.8		$6.6
Total	$160.8		$3.1		$3.8		$163.9		$7.0
Adjusted operating income
North America Products	$2.3	9.5%	$1.0	4.8%	$1.9	8.1%	$3.3	7.3%	$2.1	5.0%
International Products	0.7	3.4%	0.4	2.0%	—	0.2%	1.1	2.7%	0.5	1.0%
Total Products	$3.0	6.8%	$1.4	3.4%	$1.9	4.3%	$4.4	5.2%	$2.6	3.0%
North America Services	$7.6	4.1%	$5.3	2.9%	$8.7	4.4%	$13.0	3.5%	$19.3	4.9%
International Services	0.3	4.6%	0.5	7.9%	0.2	3.2%	0.9	6.2%	0.8	5.5%
Total Services	$7.9	4.1%	$5.9	3.1%	$8.9	4.4%	$13.8	3.6%	$20.1	4.9%
Total	$10.9	4.6%	$7.3	3.2%	$10.8	4.3%	$18.2	3.9%	$22.7	4.6%

                                    Exhibit 99.1

EBITDA and Operating EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense and goodwill impairment loss may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income (loss) to EBITDA and Operating EBITDA is presented below:

In millions and may not foot due to rounding	2Q16	1Q16	2Q15	2QYTD16	2QYTD15
Net income (loss)	$(129.8)	$0.8	$3.2	$(129.1)	$7.1
Provision (benefit) for income taxes	(21.5)	2.1	2.6	(19.4)	6.2
Interest expense, net	1.1	1.4	1.0	2.4	2.2
Intangibles amortization	2.6	2.6	2.6	5.2	5.3
Depreciation	2.1	2.0	1.7	4.1	3.4
EBITDA	$(145.6)	$8.8	$11.2	$(136.8)	$24.2
Stock compensation expense	0.9	2.3	1.3	3.1	3.6
Goodwill impairment loss	157.3	—	—	157.3	—
Operating EBITDA	$12.5	$11.1	$12.5	$23.6	$27.8
Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus or minus Foreign currency exchange impact on cash, plus Proceeds from stock option exercises, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	2Q16	1Q16	2Q15	2QYTD16	2QYTD15
Net cash provided by (used for) operating activities	$(6.5)	$(7.4)	$15.0	$(13.9)	$9.2
Net capital expenditures	(2.5)	(1.9)	(1.6)	(4.4)	(3.5)
Foreign currency exchange impact on cash	0.6	0.1	(0.7)	0.7	(1.3)
Free cash flow before stock option exercises	$(8.4)	$(9.2)	$12.8	$(17.6)	$4.4
Proceeds from the exercise of stock options	—	—	—	—	—
Free cash flow	$(8.4)	$(9.2)	$12.8	$(17.6)	$4.4
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	2Q16	1Q16	2Q15
Days sales outstanding	59 days	54 days	55 days
Aggregate days sales outstanding	83 days	80 days	82 days
Net inventory turns	11.8x	11.0x	10.9x
Six-month order backlog	$182.3	$184.2	$189.2
Team members	3,677	3,750	3,906
Net Debt	$131.0	$124.0	$133.1
Leverage ratio	3.15	3.03	2.75